UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

AIRGAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 579-0200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 3, 2018, Airgain, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2018.  A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2018, Charles Myers, Chief Executive Officer, President and member of the Board of Directors (the “Board”) of Airgain resigned from all positions with the Company, effective immediately, to pursue other opportunities.  The Board accepted Mr. Myers resignation on May 2, 2018.  Mr. Myer’s decision to resign was not related to a disagreement with the Company over any of its operations, policies, or practices.

In connection with his resignation, Mr. Myers will be eligible to receive the following severance benefits pursuant to a general release of claims as set forth in his employment agreement: a lump sum cash payment in the amount of $484,000; the reimbursement of business expenses in accordance with Company policies; the acceleration of all of his unvested options exercisable for a total of 282,944 shares; a lump sum payment of twelve months of monthly premiums for disability insurance under the Company’s disability insurance plan; and the continuation of his health coverage pursuant to COBRA at the Company’s expense for a period of twelve months following his last day of employment.

Effective May 2, 2018, the Board appointed Airgain’s current Chairman, James K. Sims, age 71, as interim Chief Executive Officer of the Company while the Board conducts a search for the Company’s next Chief Executive Officer.

Mr. Sims has served as the Company’s Chairman of the Board since November 2003. Mr. Sims has served as the Chairman and Chief Executive Officer of GEN3 Partners, a consulting company that specializes in science-based technology development, since 1999, and as Managing Partner of its affiliated private equity investment fund, GEN3 Capital, LLP, since 2005. In 2017, Mr. Sims was the founding partner of Silicon Valley Data Capital. Mr. Sims founded Silicon Valley Data Science in 2012 where he is currently the Chairman. Mr. Sims also founded Cambridge Technology Partners in 1991 where he held the position of Chief Executive Officer. Prior to Cambridge Technology Partners, Mr. Sims also founded Concurrent Computer Corporation. Mr. Sims currently serves on the board of directors of various private companies including EPAY Systems, Inc., where he is currently the Chairman of the Board, Connections 365, Inc. and Bright Volt, Inc. and has previously served on the board of directors of public companies including Cambridge Technology Partners, RSA Security, Inc., where he was the Chairman, and Electronic Data Systems Corporation.

There are no family relationships between Mr. Sims and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Compensation Committee and the Board intends to review and approve compensation arrangements for Mr. Sims at a future date.

In connection with the appointment of Mr. Sims as the Company’s interim Chief Executive Officer, the Board also appointed current Board member Arthur M. Toscanini to replace Mr. Sims on the Compensation Committee of the Board, and Mr. Sims resigned as a member of the Nominating and Corporate Governance Committee of the Board.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: May 3, 2018	By:	/s/ Anil Doradla
	Name:	Anil Doradla
	Title:	Chief Financial Officer and Secretary